UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 24, 2019

Ensco Rowan plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	ESV	New York Stock Exchange
4.70% Senior Notes due 2021	ESV/21	New York Stock Exchange
4.50% Senior Notes due 2024	ESV24A	New York Stock Exchange
8.00% Senior Notes due 2024	ESV24A	New York Stock Exchange
5.20% Senior Notes due 2025	ESV25A	New York Stock Exchange
7.75% Senior Notes due 2026	ESV26	New York Stock Exchange
5.75% Senior notes due 2044	ESV44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	4
SIGNATURE	5

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2019, Steven J. Brady, our former Senior Vice President - Eastern Hemisphere, entered into a Separation Agreement, the “Separation Agreement,” with ENSCO Global Resources Limited, the “Company.” As previously disclosed, Mr. Brady ceased to be our Senior Vice President - Eastern Hemisphere and an executive officer of Ensco Rowan plc, effective as of April 11, 2019. Mr. Brady will continue employment as a Senior Operations Advisor for the term of the Separation Agreement. During the term, Mr. Brady’s base salary will be reduced to approximately $17,303 per month and he will be entitled only to the benefits set out in the Separation Agreement. In consideration for the settlement of certain claims, Mr. Brady will be entitled to cash severance payments totaling $657,061, a pro-rata annual bonus for the 2019 calendar year, full acceleration of his 2017 and 2018 equity awards, and pro-rata acceleration of his 2019 equity awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco Rowan plc

Date:	July 26, 2019	/s/ Michael T. McGuinty Michael T. McGuinty Senior Vice President, General Counsel and Secretary

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